UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

INTELLICELL BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-49388	91-196648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Park Avenue, 17th Fl
New York, NY 10022
(Address of principal executive offices)

(646) 576-8700
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 24, 2014 (the “Effective Date”), Intellicell Biosciences, Inc., a Nevada corporation (the “Company”) issued and sold a convertible debenture (the “Debenture”) to Dominion Capital LLC (the “Holder”), in the principal amount of $746,091.66. The Debenture was issued in full and complete satisfaction of the Company’s obligations to the Holder under that certain Demand Promissory Note in the original principal amount of $535,833.33 issued by the Company to the Holder on August 23, 2013.

The Debenture shall mature on or before March 24, 2015 (the “Maturity Date”) and shall accrue interest at an annual rate equal to 7.5%. Such interest shall be paid on the Maturity Date (or sooner as provided in the Debenture) in accordance with the terms of the Debenture at the applicable Conversion Price (as defined in the Debenture). At any time, and at its sole option, the Holder shall be entitled to convert a portion or all amounts of principal and interest due and outstanding under the Debenture into shares of the Company’s common stock (the “Common Stock”) at a price equal to 48.5% of the average of the three (3) lowest prices per share of reported trades (not on the same day) of the Common Stock on the OTC Markets or on the exchange which the Common Stock is then listed as quoted by Bloomberg, LP during the twenty (20) trading days preceding the conversion date.

Pursuant to the terms of the Debenture, the Holder shall have the right of first refusal in the event the Company, within the period of eighteen (18) months following the Effective Date, intends to raise additional capital by the issuance or sale of capital stock of the Company, including, without limitation, shares of any class of its Common Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock. Furthermore, the Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

Unless the Holder provides sixty-five (65) days prior written notice to the Company, the Company shall not effect any conversion, and the Holder shall not have the right to convert any portion of the Debenture to the extent that after giving effect to such conversion, the Holder (together with any affiliate of the Holder) would beneficially own more than 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing descriptions of the Debenture does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. unregistered sales of equity securities

Please see Item 1.01 above.

Item 9.01. financial statements and exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION

Exhibit 10.1	Convertible Debenture, dated March 24, 2014, issued by the Company to Dominion Capital LLC	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Dated: March 28, 2014	By:	/s/ Dr. Steven Victor
Name: Dr. Steven Victor
Title: Chief Executive Officer

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